SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

PRESSURE BIOSCIENCES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

Pressure BioSciences, Inc.
321 Manley Street
West Bridgewater, MA 02379

508-580-1818 (P)
508-580-1822 (F)
www.pressurebiosciences.com

May 15, 2006

Dear Stockholder:

          Pressure BioSciences, Inc. will hold a Special Meeting in Lieu of Annual Meeting of Stockholders (the “Meeting”) at its principal executive offices located at 321 Manley Street, West Bridgewater, MA 02379, on Thursday, June 15, 2006 at 4:00 PM.  At the Meeting, stockholders will (i) elect two Class I Directors to hold office until the 2009 Annual Meeting of Stockholders, and (ii) consider and act upon any matters incidental to the foregoing purpose and any other matters which may properly come before the Meeting or any adjourned session thereof.  Detailed information about this proposal and the Meeting is included in the accompanying notice of meeting and proxy statement.

          On behalf of the Board of Directors and employees of Pressure BioSciences, Inc., I cordially invite all stockholders to attend the Meeting in person.  Whether or not you plan to attend the Meeting, please take the time to vote by completing and returning the enclosed proxy card.

          If you plan to attend the Meeting in person, please remember to bring a form of personal identification with you and, if you are acting as a proxy for another stockholder, please bring written confirmation from the record owner that you are acting as a proxy.

Sincerely,

R. Wayne Fritzsche
Chairman of the Board of Directors

PRESSURE BIOSCIENCES, INC.

NOTICE OF SPECIAL MEETING
IN LIEU OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Thursday, June 15, 2006

          A Special Meeting in Lieu of Annual Meeting of Stockholders (the “Meeting”) of Pressure BioSciences, Inc. (“PBI” or the “Company”) will be held on Thursday, June 15, 2006 at 4:00 PM at the Company’s principal executive offices located at 321 Manley Street, West Bridgewater, MA 02379, for the following purposes:

1.	To elect two Class I Directors to hold office until the 2009 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

2.	To consider and act upon any matters incidental to the foregoing purpose and any other matters which may properly come before the Meeting or any adjourned session thereof.

         The Board of Directors has fixed May 5, 2006 as the record date for determining the stockholders entitled to notice of, and to vote at, the Meeting.

By Order of the Board of Directors:

Richard T. Schumacher
Clerk

West Bridgewater, Massachusetts
May 15, 2006

YOUR VOTE IS IMPORTANT

You are urged to sign, date and promptly return the accompanying form of proxy, so that, if you are unable to attend the Meeting, your shares may nevertheless be voted.  However, your proxy may be revoked at any time prior to exercise by filing with the Clerk of the Company a written revocation, by executing a proxy with a later date, or by attending and voting in person at the Meeting.

PRESSURE BIOSCIENCES, INC.

PROXY STATEMENT
FOR THE SPECIAL MEETING IN LIEU OF
ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 15, 2006

          This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Pressure BioSciences, Inc., a Massachusetts corporation, with its principal executive offices located at 321 Manley Street, West Bridgewater, Massachusetts 02379 (the “Company”), for use at the Special Meeting in Lieu of Annual Meeting of Stockholders to be held on Thursday, June 15, 2006, at 4:00 PM and at any adjournments or postponements thereof (the “Meeting”).

          The enclosed proxy relating to the Meeting is solicited on behalf of the Board of Directors of the Company and the cost of such solicitation will be borne by the Company.  Certain of the officers and regular employees of the Company may solicit proxies by correspondence, telephone or in person, without extra compensation.  The Company may also pay to banks, brokers, nominees and certain other fiduciaries their reasonable expenses incurred in forwarding proxy material to the beneficial owners of securities held by them.  It is expected that this proxy statement, the accompanying notice of Meeting, proxy card, and annual report to stockholders will be mailed to stockholders on or about May 15, 2006.

          Only stockholders of record at the close of business on May 5, 2006 will be entitled to receive notice of, and to vote at, the Meeting.  As of April 24, 2006, there were issued and outstanding 2,426,189 shares of Common Stock, $.01 par value, of the Company (the “Common Stock”), all of which are entitled to vote.  Each such stockholder is entitled to one vote for each share of Common Stock so held and may vote such shares either in person or by proxy.

          At the Meeting, stockholders will be asked to vote to elect R. Wayne Fritzsche and Calvin A. Saravis as Class I Directors of the Company.

          A quorum, consisting of the holders of a majority of the Company’s shares of Common Stock issued, outstanding and entitled to vote at the Meeting, will be required to be present in person or by proxy for the transaction of business at the Meeting.

          The votes of stockholders present in person or represented by proxy at the Meeting will be tabulated by an inspector of elections appointed by the Company.  The affirmative vote of the holders of a plurality of the votes cast by stockholders present in person or represented by proxy at the Meeting and entitled to vote thereon is required to elect the nominees as Class I Directors of the Company.

          Abstentions will have no effect on the outcome of the vote for the election of the Class I Directors.  Shares of Common Stock held of record by brokers who do not return a signed and dated proxy will not be considered present at the Meeting, will not be counted towards a quorum, and will not be voted in the election of the Class I Directors.  Shares of Common Stock held of record by brokers who return a dated and signed proxy but who fail to vote on the proposal will count toward the quorum, but will count neither for nor against the proposal not voted.

          The enclosed proxy, if executed and returned, will be voted as directed on the proxy or, in the absence of such direction, for the election of the nominees as Class I Directors.  If any other matters shall properly come before the Meeting, the authorized proxy will be voted by the proxies in accordance with their best judgment.  The proxy may be revoked at any time prior to exercise by filing with the Clerk of the Company a written notice of revocation bearing a later date than the proxy, by executing a proxy with a later date, or by attending and voting in person at the Meeting.  Record holders should send any written notice of revocation or subsequent dated proxy to the Company’s Clerk at 321 Manley Street, West Bridgewater, MA 02379, or hand deliver the notice of revocation or subsequent dated proxy to the Company’s Clerk before the vote at the Meeting.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

          At the Meeting, two Class I Directors are to be elected each to serve until the 2009 Annual Meeting of Stockholders and a successor has been duly elected and qualified.  The Board of Directors, upon the recommendation of the Nominating Committee, has nominated R. Wayne Fritzsche and Calvin A. Saravis for election as Class I Directors.  Mr. Fritzsche and Dr. Saravis are currently directors of the Company and have not been nominated pursuant to any arrangement or understanding with any person.

          The Company’s Restated Articles of Organization, as amended (the “Articles”), and Amended and Restated Bylaws, as amended (the “Bylaws”), provide that the Board of Directors shall be divided into three classes.  At each Annual Meeting of Stockholders following the initial classification, the directors elected to succeed those whose terms expire are identified as being the same class as the directors they succeed and are elected to hold office for a term to expire at the third Annual Meeting of Stockholders after their election, and until their respective successors are duly elected and qualified, unless an adjustment in the term to which an individual director shall be elected is made because of a change in the number of directors.

          The Articles and Bylaws do not require the stockholders to elect any directors in a class the term of office of which extends beyond the Meeting.  The term of office of Mr. Fritzsche and Dr. Saravis, the Company’s Class I Directors, expire at the Meeting.  The terms of office of the Class II and Class III Directors, comprised of J. Donald Payne, P. Thomas Vogel, and Richard T. Schumacher, continue after the Meeting.

          At the Meeting, it is the intention of the persons named as proxies to vote for the election of Mr. Fritzsche and Dr. Saravis as Class I Directors.  In the unanticipated event that either or both Mr. Fritzsche and/or Dr. Saravis should be unable to serve, the persons named as proxies will vote the proxy for such substitutes, if any, as the present Board of Directors may designate or the present Board of Directors may further reduce the number of directors.

Vote Required to Elect the Nominees as Director

          The affirmative vote of the holders of a plurality of the votes cast by stockholders present in person or represented by proxy at the Meeting and entitled to vote thereon is required for the election of R. Wayne Fritzsche and Calvin A. Saravis as Class I Directors of the Company.  The Board of Directors recommends that stockholders vote FOR the election of R. Wayne Fritzsche and Calvin A. Saravis as Class I Directors of the Company.

Information on Nominees and Other Directors

          The following table sets forth certain information about the nominees and each of the directors whose term extends beyond the Meeting, including the year in which the nominee’s term would expire, if elected.

Name	Age	Position	Director Since	Year Term Expires, if Elected, and Class

R. Wayne Fritzsche* (1)	57	Chairman of the Board	2003	2009 Class I

Calvin A. Saravis, Ph.D.* (2)	76	Director	1986	2009 Class I

J. Donald Payne (1)	50	Director	2003	2007 Class II

P. Thomas Vogel (1)	66	Director	2004	2007 Class II

Richard T. Schumacher	55	Director, President, Chief Executive Officer, Treasurer, and Clerk	1978	2008 Class III

*	Nominee for Class I Director.
(1) Member of the Audit Committee, Compensation Committee, and Nominating Committee.
(2) Member of the Compensation Committee, Nominating Committee, and Chairman of the Scientific Advisory Board

           Mr. R. Wayne Fritzsche has served as a director and Chairman of the Board of Directors of the Company since October 2, 2003.  Mr. Fritzsche has served as a member of the Company’s Scientific Advisory Board since 1999.  Mr. Fritzsche is the founder of Fritzsche & Associates, Inc., a consulting firm which provides strategic, financial, and scientific consulting to medical companies in the life sciences/healthcare arena, and has served as President of such company since 1991. Since 2003, Mr. Fritzsche has also served as interim President of Chemokine Pharmaceutical Company, Inc. (formerly PGBP Pharmaceuticals), a small molecule discovery company.  Since 2001, Mr. Fritzsche has served as a board member of Opexa Pharmaceuticals, a multiple sclerosis/cell immunology therapy company, and Vascular Sciences, Inc., an extracorporeal/macular degeneration company.  He also previously served as a board member of Intelligent Medical Imaging, an automated microscopic imaging company, from 1994 to 1997, Clarion Pharmaceuticals, a drug development company, from 1994 to 1996, Nobex Pharmaceuticals, a drug delivery firm, from 1996 to 2001, Cardio Command, Inc., a transesophageal cardiac monitoring and pacing firm, from 1999 to 2001, and Hesed BioMed, an antisense oligonucleotide and catalytic antibody company, from 2000 to 2002. Mr. Fritzsche holds a BA from Rowan University, and an MBA from the University of San Diego.

          Dr. Calvin A. Saravis has served as a director of the Company since 1986. Dr. Saravis has also served as Chairman of the Company’s Scientific Advisory Board since 2003. Since 1984, he has been an Associate Professor of Surgery (Biochemistry) at Harvard Medical School (presently emeritus) and an Associate Research Professor of Pathology at Boston University School of Medicine (presently emeritus).  From 1971 to 1997, Dr. Saravis was a Senior Research Associate at the Mallory Institute of Pathology and from 1979 to 1997 he was a Senior Research Associate at the Cancer Research Institute-New England Deaconess Hospital.  Dr. Saravis received his Ph.D. in immunology and serology from Rutgers University.

          Mr. J. Donald Payne has served as a director of the Company since December 30, 2003.  Since September 2001, Mr. Payne has served as President and a Director of Nanospectra Biosciences, Inc., an early-stage, privately-held medical device company developing products for cancer, ophthalmology, and bio-defense diagnostics. From September 1998 to May 2001, Mr. Payne served as Senior Vice President and Chief Financial Officer of Sensus Drug Development Corporation, a bio-pharmaceutical company sold to Pharmacia in 2001. Prior to Sensus, from March 1997 to September 1998, Mr. Payne served as Vice President and Chief Financial Officer of LifeCell Corporation, a publicly held bio-engineering company. From May 1992 to February 1997, Mr. Payne was Vice President Finance and Chief Financial Officer of Aprogenex, a biotech company engaged in the development, manufacturing, and marketing of medical device products using a proprietary DNA probe technology. Mr. Payne also worked for 10 years at UMC Petroleum Corporation and its predecessor entities, where he was Chief Financial Officer of its private and public entities. Prior to UMC, Mr. Payne worked for Arthur Andersen in their audit department.  Mr. Payne graduated summa cum laude from Texas A&M University in May 1976 with a Bachelor’s Degree in Business Administration. Mr. Payne also graduated summa cum laude from the Jesse H. Jones Graduate School of Administration at Rice University in May 1992 with a Master’s Degree in Business Administration (MBA). He is a Certified Public Accountant in Texas, and a member of the AICPA and Financial Executives Institute.

           Mr. P. Thomas Vogel has served as a director of the Company since January 9, 2004. Currently Mr Vogel is the President of Vogel Associates, a consulting company, and a Principal of Franchise Finders, LLC. From April 2002 until December 2005, Mr. Vogel served as the President and Chief Executive Officer of AdipoGenix, Inc, an early-stage drug discovery company focusing on obesity and metabolic diseases by directly targeting the fat cell itself. From 2000 to January 2002, Mr. Vogel served as President and Chief Executive Officer of Arradial, Inc., an early stage biopharmaceutical company.  From 1996 to 2000, Mr. Vogel was Chief Executive Officer and Director of Mosaic Technologies, Inc., an early-stage molecular biology company. In 1995, Mr. Vogel founded the Charlestown Group, a venture capital firm with a mission of investing in early-stage companies in medical and information technologies. Mr. Vogel worked with the Charlestown Group until 2000. From 1992 to 1995, Mr. Vogel was President of Fisher Scientific Company, a $1 billion laboratory supply distribution business. Mr. Vogel served as President of PB Diagnostics from 1991 to 1992, as President of Instrumentation Laboratory from 1990 to 1991, and as President of Serono Diagnostics from 1988 to 1990. Mr. Vogel was in the venture capital arena from 1982 to 1987. Prior to that, from 1974 to 1982, Mr. Vogel worked in the Diagnostics Division of Abbott Laboratories, Inc., where he served as Divisional Vice President and General Manager of Diagnostic Products. Mr. Vogel began his professional career at Texas Instruments, Inc., where he held a number of key positions from 1964 to 1973, including plant management in Germany, Italy and Singapore.   Mr. Vogel graduated from the Georgia Institute of Technology with a Bachelor’s Degree in Electrical Engineering and from The Wharton Business School with a Master’s Degree in Business Administration.

          Mr. Richard T. Schumacher, the founder of the Company, has served as a director of the Company since 1978. He has served as Chief Executive Officer of the Company since April 16, 2004 and President since September 14, 2004.  He previously served as Chief Executive Officer and Chairman of the Board of the Company from 1992 to February 2003.  From July 9, 2003 until April 14, 2004, he served as a consultant to the Company pursuant to a consulting agreement. He served as President of the Company from 1986 to August 1999.  Mr. Schumacher served as the Director of Infectious Disease Services for Clinical Sciences Laboratory, a New England-based medical reference laboratory, from 1986 to 1988.  From 1972 to 1985, Mr. Schumacher was employed by the Center for Blood Research, a nonprofit medical research institute associated with Harvard Medical School.  Mr. Schumacher received a B.S. in Zoology from the University of New Hampshire.

          Board of Directors’ Meetings and Committees

          The Board of Directors held ten (10) meetings during the year ended December 31, 2005.  Each director attended all meetings of the Board of Directors and each committee of the Board of Directors on which they served. All of the Company’s directors are encouraged to attend the Company’s annual meetings of stockholders. All five (5) of the Company’s directors who were serving at the time were in attendance at the Company’s 2005 Special Meeting in Lieu of Annual Meeting of Stockholders.

          Standing committees of the Board of Directors include an Audit Committee, a Compensation Committee, and a Nominating Committee.

          Board Independence.  The Board of Directors has reviewed the qualifications of each of the individuals serving on the Audit, Compensation, and Nominating committees and has determined that each individual is “independent” as such term is defined under the current listing standards of the Nasdaq Stock Market.  In addition, each member of the Audit Committee is independent as required under Section 10A(m)(3) of the Securities Exchange Act, as amended.

          Audit Committee.  Messrs. Fritzsche, Payne, and Vogel are currently the members of the Audit Committee.  The Board of Directors has determined that Mr. Payne qualifies as an “audit committee financial expert”, as defined by applicable SEC rules.

          The Audit Committee operates pursuant to a written charter (the “Audit Committee Charter”), a copy of which was attached as an appendix to the Company’s proxy statement for its Special Meeting in Lieu of Annual Meeting of Stockholders held on December 30, 2004.  A copy of the Audit Committee Charter is publicly available at the Company’s principal executive office and can be obtained upon your request.  Under the provisions of the Audit Committee Charter, the primary functions of the Audit Committee are to assist the Board of Directors with the oversight of (i) the Company’s financial reporting process, accounting functions and internal controls and (ii) the qualifications, independence, appointment, retention, compensation and performance of the Company’s independent public accounting firm.  The Audit Committee is also responsible for the establishment of “whistle-blowing” procedures, and the oversight of other compliance matters.   The Audit Committee held four (4) meetings during calendar 2005.  See “Audit Committee Report” below.

          Compensation Committee.  Messrs. Fritzsche, Payne, Saravis, and Vogel are currently the members of the Compensation Committee.  The Compensation Committee operates pursuant to a written charter, a copy of which is publicly available at the Company’s principal executive office and can be obtained upon your request.  The primary functions of the Compensation Committee include (i) reviewing and approving the Company’s executive compensation, (ii) reviewing the recommendations of the Chief Executive Officer regarding the compensation of senior officers, (iii) evaluating the performance of the Chief Executive Officer, and (iv) overseeing the administration of, and the approval of grants of stock options and other equity awards under the Company’s stock option plans. The Compensation Committee held one (1) meeting during calendar 2005.

          Nominating Committee.  The Nominating Committee of the Board of Directors was formed in October 2004.  Messrs. Fritzsche, Payne, Saravis, and Vogel are currently the members of the Company’s Nominating Committee.  The Nominating Committee operates pursuant to a written charter, a copy of which was attached as an appendix the Company’s proxy statement for its Special Meeting in Lieu of Annual Meeting held on December 30, 2004.  A copy of the Nominating Committee Charter is publicly available at the Company’s principal executive office and can be obtained upon your request.

          The primary functions of the Nominating Committee are to (i) identify, review and evaluate candidates to serve as directors of the Company, (ii) serve as a focal point for communication between such candidates, the Board of Directors, and management, and (iii) make recommendations of candidates to the Board of Directors for all directorships to be filled by the stockholders or the Board.

          The Nominating Committee may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources.  For all potential candidates, the Nominating Committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board of Directors, and concern for the long-term interests of the stockholders.  In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources.  If a stockholder wishes to recommend a candidate for director for election at the 2007 Annual Meeting of Stockholders, it must follow the procedures described below under “Stockholder Proposals.”

Audit Committee Report

          The Audit Committee has reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2005 with management of the Company.  The Audit Committee also discussed with Weinberg & Company, P.A. (“Weinberg”), the Company’s independent auditors, the matters required to be discussed by the Auditing Standards Board Statement on Auditing Standards No. 61, as amended.  As required by Independence Standards Board Standard No. 1, as amended, “Independence Discussion with Audit Committees,” the Audit Committee has received and reviewed the required written disclosures and a confirming letter from Weinberg regarding their independence, and has discussed the matter with Weinberg.

          Based upon its review and discussions of the foregoing, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited financial statements for the year ended December 31, 2005 be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005.

Audit Committee:

R. Wayne Fritzsche
J. Donald Payne
P. Thomas Vogel

Independent Auditor Fees and Other Matters

          The following is a summary of the fees billed to the Company by Weinberg & Company, P.A. for the fiscal years ended December 31, 2005 and December 31, 2004:

Fee Category	Fiscal 2005 Fees ($)	Fiscal 2004 Fees ($)

Audit Fees	$ 95,804	$ 190,675
Audit-Related Fees	$ 1,600	$ 0
Tax Fees	$ 0	$ 0
All Other Fees	$ 0	$ 0
Total Fees	$ 97,404	$ 190,675

          Audit Fees.    Consists of aggregate fees billed for professional services rendered for the audit of the Company’s consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports, as well as services that are normally provided by Weinberg in connection with statutory and regulatory filings or engagements.

          Audit-Related Fees.    Consists of aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” Fees billed by Weinberg in 2005 were fees associated with a consent delivered in connection with the Company’s Registration Statement on Form S-8.

Audit Committee Policy on Pre-Approval of Services of Independent Auditors

          The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Security Ownership of Certain Beneficial Owners and Management

          The following table sets forth certain information as of April 24, 2006 concerning beneficial ownership of Common Stock by each director and each Named Executive Officer in the Summary Compensation Table under “Executive Compensation” below, all executive officers and directors as a group, and each person known by the Company to be the beneficial owner of 5% or more of the Company’s Common Stock.  Unless otherwise noted, each person identified below possesses sole voting power and investment power with respect to the shares listed.  This information is based upon information received from or on behalf of the named individuals.

Name *	Number of Shares of Common Stock Beneficially Owned (1)	Percent of Class

Richard T. Schumacher (2)(3)*	637,027	24.76%
130 Lake Ridge Drive, Taunton, MA 02379
Steven E. Hebert	-0-	-0-
Calvin A. Saravis, Ph.D.	100,000	3.96%
R. Wayne Fritzsche	69,421	2.79%
J. Donald Payne	61,000	2.46%
P. Thomas Vogel	62,088	2.50%
All Executive Officers and Directors as a group (9 Persons)(4)	929,536	32.56%

*	Address provided for beneficial owners of more than 5% of the Common Stock.

(1)

Includes the following shares of Common Stock issuable upon exercise of options exercisable within 60 days after April 24, 2006:  Mr. Schumacher - 147,500; Dr. Saravis - 100,000; Mr. Fritzsche - 63,000; Mr. Payne - 58,000; Mr. Vogel - 60,000.

(2)	479,657 of Mr. Schumacher’s shares of Common Stock have been pledged to the Company. Please see “Certain Relationships and Related Transactions” below.
(3)

Does not include 8,500 shares of Common Stock held by Mr. Schumacher’s spouse and 9,500 shares of Common Stock held by Mr. Schumacher’s son as his wife exercises all voting and investment control over such shares.

(4)

Includes an aggregate of 428,500 shares that the current directors and executive officers have the right to acquire upon exercise of outstanding stock options exercisable within sixty (60) days after April 24, 2006.

Certain Relationships and Related Transactions

          In January 2002, the Company pledged a $1,000,000 interest bearing deposit at a financial institution to secure the Company’s limited guaranty of loans in the aggregate amount of $2,418,000 from the financial institution to an entity controlled by Richard T. Schumacher, a director and the Company’s current President and Chief Executive Officer.  The loans from the financial institution to the entity controlled by Mr. Schumacher, which are personally guaranteed by Mr. Schumacher, were originally secured by collateral which included certain real property owned by Mr. Schumacher and all of his shares of Common Stock held in the Company.  The Company’s pledge was originally secured by a junior subordinated interest in the collateral provided by Mr. Schumacher to the financial institution.

          In January 2003, the $1,000,000 held in the interest bearing deposit account pledged to the financial institution to secure the Company’s limited guaranty was used by the financial institution to satisfy the Company’s limited guaranty obligation to the financial institution.  As a result of the financial institution’s use of the Company’s pledged account, the Company now maintains a $1.0 million loan receivable, together with associated accrued interest, from Mr. Schumacher.  In February 2005, Mr. Schumacher repaid in full all amounts owed to the financial institution using the proceeds he received in the Company’s tender offer completed in February 2005 and the Company became the holder of a first priority security interest in all of Mr. Schumacher’s Common Stock of the Company to secure the repayment of the its loan receivable and associated accrued in terest from Mr. Schumacher.

          On July 9, 2003, the Company engaged Mr. Schumacher, who at that time was not an employee of the Company, as an Executive Project Consultant to advise the Company with respect to the strategic direction of the Company’s PCT and PBI Source Scientific, Inc. (formerly BBI Source Scientific, Inc.) activities and the Company’s ownership interest in Panacos Pharmaceuticals, Inc.  PBI Source Scientific, Inc. was the Company’s California-based instrument subsidiary, which developed and manufactures the PCT Barocycler™ instrument.  As part of this engagement, Mr. Schumacher continued to reevaluate the ongoing business prospects for both the Company’s laboratory instrumentation segment and PCT activities. On February 9, 2004, the Company announced it had extended until December 31, 2004 the Executive Consultant Agreement it had with Mr. Schumacher.  Under the terms of the Executive Consultant Agreement, Mr. Schumacher served in an advisory role directing the Company’s PCT and PBI Source Scientific activities, the Company’s interest in Panacos Pharmaceuticals, Inc. and such other duties as the President or the Board of Directors of the Company assigned to him.  In addition to these responsibilities, Mr. Schumacher also continued his lead role in working with William Blair & Co., the investment banking firm retained by the Company in October 2002.   In connection with his Executive Consultant Agreement, Mr. Schumacher was paid an annualized salary of $250,000.  In addition to his salary, Mr. Schumacher was eligible to receive, at the discretion of the Company’s Board of Directors, a bonus in an amount to be determined by the Board of Directors in recognition of the successful completion of his duties and responsibilities under the Agreement, and he was also eligible to participate in the Company’s health and medical insurance, disability insurance, group life insurance and group travel insurance, and 401(k) retirement plans.

          Following the signing of the asset purchase agreement for the sale of substantially all of the assets of the Company’s BBI Diagnostics and BBI Biotech business units to SeraCare, on April 16, 2004, the Company’s Board of Directors announced the appointment of Mr. Schumacher to the Company’s open position of Chief Executive Officer (CEO), effective on that date.  Since then, Mr. Schumacher has been employed pursuant to the terms of his existing consulting agreement.

          On June 30, 2005, the Company entered into a letter agreement with Mr. Schumacher, pursuant to which the Company agreed to pay Mr. Schumacher a lump sum payment of $400,000 (i) as a reimbursement of costs and expenses, as well as lost wages and severance benefits, resulting from his termination of employment in February 2003, and (ii) as a bonus to reward Mr. Schumacher for his valuable contributions to the Company and the Company’s stockholders in the overall restructuring and repositioning of the Company over the past two years. Simultaneously with the Company’s payment, Mr. Schumacher agreed to pay the Company all unpaid interest accrued to date in the amount of $174,382.09 on his $1,000,000 outstanding indebtedness to the Company.

Compensation of Directors

          Effective June 17, 2005, compensation for independent members of the Board of Directors was set at a quarterly stipend of $8,000, of which $4,000 is compensation for attending full Board meetings (whether telephonic or in-person) and $4,000 is compensation for attending committee meetings. There is no limit to the number of full Board or committee meetings called.  No independent member of the Board of Directors will receive more than $8,000 per quarter regardless of the number of Board and committee meetings attended.  In addition to cash compensation, each independent member of the Board of Directors also receives a one-time grant of 10,000 fully vested, non-qualified stock options as soon as feasible after joining the Board of Directors, as well as an annual grant of 30,000 fully vested, nonqualified stock options under the Company’s 2005 Equity Incentive Plan. In 2006, 15,000 options were granted to independent members of the Board of Directors on March 1st and 15,000 options were granted on April 15th.  Beginning in 2007, all 30,000 options will be granted to independent members of the Board of Directors on April 15th of each year.  Cash compensation will be paid on or just prior to the last day of each fiscal quarter.

Summary of Executive Compensation of Executive Officers

          The following Summary Compensation Table sets forth the compensation during the last three fiscal years of (i) each person who served as Chief Executive Officer during fiscal year 2005, and (ii) the only other  executive officer of the Company who was an executive officer during a part of fiscal year 2005, whose total annual salary and bonus, if any, exceeded $100,000 for services in all capacities to the Company during the fiscal year ended December 31, 2005 (collectively, the “Named Executive Officers”).

Summary Compensation Table

		Annual Compensation				Long Term Compensation

Name and Principal Position	Fiscal Year Ended	Salary ($)	Bonus ($)	Other Annual Compensation		Securities Underlying Stock Options (#)	All Other Compensation ($) (6)

Richard T. Schumacher,	12/31/05	$254,709	$400,000	—		75,000	15,182	(3)(4)
Chief Executive	12/31/04	247,916	—	—		-0-	5,405	(3)(4)
Officer (1) (2)	12/31/03	201,862	—	123	(5)	-0-	5,731	(3)(4)
Steven E. Hebert, Chief	12/31/05	$91,560	$14,000	-0-		60,000	2,657	(3)(4)
Financial Officer (7)	12/31/04	-0-	-0-	-0-		-0-	-0-
	12/31/03	-0-	-0-	-0-		-0-	-0-

(1) In January 2002, the Company pledged a $1,000,000 interest bearing deposit at a financial institution to provide additional security for loans in the aggregate amount of $2,418,000 from the financial institution to an entity controlled by Mr. Schumacher. In January 2003, the $1,000,000 pledged to the financial institution was used to satisfy the Company’s guaranty obligation to the financial institution. In June 2005, the Company paid Mr. Schumacher a bonus in the amount of $400,000. For a detailed description of the terms of these transactions, please see “Certain Relationships and Related Transactions” in this proxy statement.

(2) On February 14, 2003, the Company announced that it had terminated Mr. Schumacher as Chairman of the Board and Chief Executive Officer.  Mr. Schumacher remained a director of the Company. On July 9, 2003, the Company announced Mr. Schumacher agreed to accept an engagement with the Company as an Executive Project Consultant to advise the Company with respect to the strategic direction of the Company’s PCT and PBI Source Scientific activities and the Company’s ownership interest in Panacos Pharmaceuticals, Inc.  In February 2004, this agreement was extended through December 31, 2004. Effective April 16, 2004, Mr. Schumacher was reappointed as Chief Executive Officer of the Company.  The salary data for 2003 for Mr. Schumacher covers the period January 1, 2003 through and including February 13, 2004 prior to his termination, and includes (a) $41,353 of accrued vacation earned and paid subsequent to February 13, 2003 and (b) $125,962 of salary earned and paid to Mr. Schumacher in his capacity as a consultant to the Company from June 30, 2003 to December 31, 2003.  The amounts for 2003 also include $3,778 of fees paid to Mr. Schumacher in his capacity as a director from February 13, 2003 through June 30, 2003. The salary data for 2004 for Mr. Schumacher covers the period January 1, 2004 through April 15, 2004 during which period Mr. Schumacher served as a consultant to the Company, and the period April 16, 2004 through December 31, 2004 during which period Mr. Schumacher served as the Company’s Chief Executive Officer. For a description of the terms of the Company’s agreement with Mr. Schumacher, including compensation arrangements, please see “Certain Relationships and Related Transactions” in this proxy statement.

(3) Includes the value of premiums paid for term life and disability insurance policies. Included in the year 2005 amounts are the value of premiums for term life and disability insurance, respectively, for Mr. Schumacher ($7980 and $5050) and Mr. Hebert ($0 and $1962).  Included in the year 2004 amounts are the value of premiums for term life and disability insurance for Mr. Schumacher ($4,550 and $0).  Included in the year 2003 amounts are the value of premiums for term life and disability insurance for Mr. Schumacher ($4,450 and $498).

(4) Includes the value of imputed income from group life insurance.

(5) Consists of personal use of a Company vehicle.

(6) Year 2005 compensation excludes the following amounts pursuant to Company matching contributions associated with year 2005 participation in the Company’s 401K plan:  Mr. Schumacher - $2308; and Mr. Hebert - $675; Year 2004 compensation excludes the following amounts pursuant to Company matching contributions associated with year 2004 participation in the Company’s 401K plan: Mr. Schumacher - $1,782.  Year 2003 compensation excludes the following amounts pursuant to Company matching contributions associated with year 2003 participation in the Company’s 401K plan:  Mr. Schumacher - $1,940.

(7) Mr. Hebert commenced employment with the Company on April 11, 2005. Mr. Hebert resigned as an officer and employee of the Company as of December 31, 2005.

          The following tables set forth certain information with respect to the stock options granted to and exercised by the Named Executive Officers during fiscal 2005 and the aggregate number and value of options exercisable and unexercisable held by the Named Executive Officers during fiscal 2005.

Option Grants in Fiscal Year 2005

	Individual Grants

Name	Number of Securities Underlying Options Granted (1)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price Per Share	Expiration Date

Richard T. Schumacher	75,000	28.9	$ 2.92	6/17/2015
Steven E. Hebert	60,000	23.1	$ 2.92	6/17/2015

(1)	The options were granted under the 2005 Equity Incentive Plan.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

	Aggregated Option Exercises in Last
	Fiscal Year and Fiscal Year End Option Values

	Shares Acquired on Exercise (#)	Value Realized ($) (1)	Number of Securities Underlying Unexercised Options at Year End (#) (2)		Value of Unexercised In-the-Money Options at Year End ($) (3)

Name			Exercisable	Un-exercisable	Exercisable	Un-exercisable

Richard T. Schumacher	-0-	-0-	130,000	75,000	$ 254,200	$ 141,000
Steven E. Hebert (4)	-0-	-0-	-0-	60,000	-0-	112,800

(1)

The “value realized” represents the excess of the fair market value over the purchase price at the time of purchase based upon the closing price of the Common Stock on the Nasdaq Capital Market on the date of exercise, minus the respective option’s exercise price.

(2)	Includes the number of shares underlying both “exercisable” (i.e., vested) and “un-exercisable” (i.e., unvested) stock options as of December 31, 2005.
(3)

The values of “in-the-money” options reflect the positive spread between the exercise price of any such existing stock options and the closing year-end per share price of the Common Stock of $4.80, as quoted on the Nasdaq Capital Market on December 30, 2005.

OTHER MATTERS

Disclosure of Relationships with Independent Accountants

          The Audit Committee of the Board of Directors has not selected its independent accountants to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2006. The Audit Committee plans to review and evaluate Weinberg & Company, P.A., the Company’s independent accountants since November 2003, and other qualified independent accountants, and will select an independent accounting firm in sufficient time to conduct the audit of the Company’s financial statement for fiscal year 2006.

          A representative of Weinberg & Company, P.A. is not expected to be present at the Meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

          Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors, and persons who own more than 10% of the Company’s Common Stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and Nasdaq.  Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Forms 3, 4, and 5 they file.

          Based solely on the Company’s review of the copies of such filings it has received and written representations from certain reporting persons, the Company believes that all of its executive officers, directors, and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them during the Company’s fiscal year ended December 31, 2005.

Code of Ethics

          Pursuant to Section 406 of the Sarbanes-Oxley Act of 2002, the Company has adopted a Code of Ethics for Senior Financial Officers that applies to the Company’s principal executive officer and principal financial officer, principal accounting officer and controller, and other persons performing similar functions.  The Company will provide a copy of its Code of Ethics to any person without charge upon request to the Clerk of the Company, Pressure BioSciences, Inc., 321 Manley Street, West Bridgewater, MA 02379.  If the Company makes any amendments to this Code of Ethics or grants any waiver, including any implicit waiver, from a provision of this Code of Ethics to the Company’s principal executive officer, principal financial officer, principal accounting officer, controller or other persons performing similar functions, the Company will disclose the nature of such amendment or waiver, the name of the person to whom the waiver was granted and the date of waiver in a report on Form 8-K.

Other Proposed Action

          The Board of Directors knows of no matters which may come before the Meeting other than the matters described in this proxy statement.  However, if any other matters should properly be presented to the Meeting, the persons named as proxies shall have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own judgment.

Stockholder Proposals

          Proposals which stockholders intend to present at the Company’s 2007 Annual Meeting of Stockholders and wish to have included in the Company’s proxy materials pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, must be received by the Company no later than January 14, 2007.

          Stockholders who wish to make a proposal at the Company’s 2007 Annual Meeting of Stockholders- other than one that will be included in the Company’s proxy materials – should notify the Company no later than March 30, 2007. If a proponent who wishes to present such a proposal at the Meeting fails to notify the Company by this date, the proxies solicited by the Board of Directors, with respect to such Meeting, may grant discretionary authority to the proxies named therein, to vote with respect to such matter if such matter is properly brought before the Meeting.  If a stockholder makes a timely notification, the proxies may still exercise discretionary authority under circumstances consistent with the proxy rules of the Securities and Exchange Commission.

          Stockholders may make recommendations to the Nominating Committee of candidates for its consideration as nominees for director at the Company’s 2007 Annual Meeting of Stockholders by submitting the name, qualifications, experience and background of such person, together with a statement signed by the nominee in which he or she consents to act as such, to the Nominating Committee, c/o Clerk, Pressure BioSciences, Inc., 321 Manley Street, West Bridgewater, MA 02379.  Generally, under the Company’s Bylaws, notice of such recommendations should be submitted in writing not later than 90 days prior to the anniversary date of the immediately preceding annual meeting or special meeting in lieu thereof and must contain specified information and conform to certain requirements set forth in the Company’s Bylaws.  The Company will accept from stockholders recommendations for nominees for director to be considered in connection with the Company’s 2007 Annual Meeting of Stockholders no later than March 16, 2007.  In addition, any persons recommended should at a minimum meet the criteria and qualifications referred to in the Nominating Committee’s charter, a copy of which may be obtained from the Company by written request sent to its principal executive offices.  The Nominating Committee may refuse to acknowledge the nomination of any person not made in compliance with the procedures set forth herein or in the Company’s Bylaws.

Stockholder Communications

          Any stockholder wishing to communicate with any of the Company’s directors regarding the Company may write to the director, c/o Clerk, Pressure BioSciences, Inc., 321 Manley Street, West Bridgewater, MA 02379.  The Clerk will forward these communications directly to the director(s).

Incorporation By Reference

          To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the Proxy Statement entitled “Audit Committee Report” shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

Annual Report on Form 10-KSB

          Additional copies of the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, as amended, and as filed with the Securities and Exchange Commission are available to stockholders without charge upon written request addressed to Clerk, Pressure BioSciences, Inc., 321 Manley Street, West Bridgewater, Massachusetts 02379.

          IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY.  THEREFORE, STOCKHOLDERS ARE URGED TO FILL IN, SIGN, AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.

PROXY
PRESSURE BIOSCIENCES, INC.

The undersigned hereby appoint Richard T. Schumacher and Edward H. Myles, acting singly, with full power of substitution, attorneys and proxies to represent the undersigned at the 2006 Special Meeting in Lieu of Annual Meeting of Stockholders of Pressure BioSciences, Inc. to be held on Thursday, June 15, 2006 and at any adjournment(s) or postponement(s) thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock which the undersigned may be entitled to vote at said meeting upon the matters set forth in the Notice of and Proxy Statement for the Meeting in accordance with the following instructions and with discretionary authority upon such other matters as may come before the Meeting.  All previous proxies are hereby revoked.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.  IT WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED AND IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE ELECTION OF THE NOMINEES AS DIRECTORS.

(Please return this proxy to the Company by mail or by hand  in enclosed envelope)

☒    Please indicate your vote below, as in this example.

1.      Election of Directors:

Nominees:   R. Wayne Fritzsche and Calvin A. Saravis

☐	FOR ALL NOMINEES

☐	FOR ALL NOMINEES EXCEPT AS NOTED ABOVE

☐	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES

If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list shown above.

☐ MARK HERE FOR ADDRESS CHANGE AND NOTE SUCH CHANGE AT LEFT

(Signatures should be the same as the name printed hereon.  Executors, administrators, trustees, guardians, attorneys, and officers of corporations should add their titles when signing).

Signature:	Title:	_______________________	Date:	____________

Signature:	Title:	_______________________	Date:	____________